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                                                                   EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

                                     (ART)

September 6, 1996                                 -----------------------------

Letter No. UO-6648                                Prasetio, Utomo & Co.
                                                  Registered Public
                                                  Accountants

The Board of Directors and Stockholders PT Rajasa Hazanah Perkasa Wishta Pejaten Jl. Pejaten Earat No. 6 Jakarta Indonesia
                                                  -----------------------------

Dear Sirs,                                        Chase Plaza Jalan Jend,
                                                  Sudirman Kav. 21 Jakarta
                                                  12920 Indonesia

  We refer to the registration statement on Form S-1 of International Wireless Communications Holdings, Inc. dated August 9, 1996 relating to Units consisting of Senior Secured Discount Notes due 2001 and Warrants to purchase shares of Common Stock to be issued by International Wireless Communications, Inc.

  We hereby consent to the inclusion of our report and the references to our name in such registration statement on Form S-1.

                                          Very truly yours,

                                          PRASETIO, UTOMO & CO.

                                          (ART)

                                          Drs M.P. Sibarani
                                          Partner